Exhibit 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT , dated as of June 9, 2010 (this “Agreement”) , is made between First Advantage Corporation, a Delaware corporation (“Assignor”) and CoreLogic, Inc., a Delaware corporation (“Assignee”).

RECITALS

A. Assignor and Anand K. Nallathambi (“Employee”) have entered into that certain Employment Agreement, dated as of August 10, 2009 (the “Employment Agreement”).

B. Assignor and Employee wish to assign to Assignee all rights, obligations and responsibilities under the Employment Agreement to Assignee, and Assignee wishes to assume and accept the assignment of the Employment Agreement.

C. The Employment Agreement may be assigned by Assignor to Assignee by its terms.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1. Assignor hereby assigns to Assignee, its successors and assigns, all of its rights, title and interest in the Employment Agreement, and delegates to Assignee all of its obligations and liabilities under and pursuant to the Employment Agreement, all effective as of June 9, 2010 and with respect to Assignee’s employment and services on and after that date.

2. Assignee hereby assumes and agrees to perform all covenants, agreements and other obligations to be performed or observed by Assignor under the Employment Agreement effective as of June 9, 2010 and with respect to Assignee’s employment and services on and after that date.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRST ADVANTAGE CORPORATION	CORELOGIC, INC.
/s/ Stergios Theologides	/s/ Parker S. Kennedy
Name: Terry Theologides	Name: Parker Kennedy
Title: SVP, General Counsel	Title: Executive Chairman

[Signature Page to Assignment and Assumption Agreement – Nallathambi]

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